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                                  Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Suprema Specialties, Inc.
Paterson, New Jersey


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 7, 2001, relating to the consolidated financial statements of Suprema Specialties, Inc. and Subsidiaries, which is contained in that Prospectus, and of our report dated August 7, 2001, relating to the schedule, which is contained in Part II of the Registration Statement.

We also consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated September 18, 2000, relating to the consolidated financial statements and schedule of Suprema Specialties, Inc. appearing in the Company's 2000 Annual Report to Stockholders and in the Company's annual report on Form 10-K and Form 10-KA for the year ended June 30, 2000.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/  BDO Seidman, LLP
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BDO Seidman, LLP


Woodbridge, New Jersey
September 14, 2001